Exhibit 99.1

LKQ CORPORATION POSTS RECORD THIRD QUARTER 2011 RESULTS

•	Revenue growth of 29% to $784 million

•	Organic revenue growth of 11%

•	Diluted EPS increases 32%

•	Increases outlook for income and EPS

Chicago, IL (October 27, 2011)—LKQ Corporation (Nasdaq:LKQX) today reported revenue for the third quarter of 2011 of $783.9 million, an increase of 29.0% as compared to $607.6 million in the third quarter of 2010. Income from continuing operations for the third quarter of 2011 was $49.2 million, an increase of 37.1% as compared to $35.9 million for the same period of 2010. Diluted earnings per share from continuing operations of $0.33 for the third quarter ended September 30, 2011 increased 32.0% from $0.25 for the third quarter of 2010. The Company noted that the third quarter 2011 diluted earnings per share results included a charge equal to $0.01 for restructuring and acquisition costs.

“We are very pleased with the strength of the quarter,” stated Robert Wagman, President and Co-Chief Executive Officer of LKQ Corporation. “The Company delivered total organic revenue growth of 11.1% in the quarter, including 7.6% for parts and services. We are particularly pleased with the organic growth of our recycled, remanufactured and related services business. In the first nine months of 2011, that business grew organically 10.1% compared to the same period in 2010.”

Joseph Holsten, Acting Chairman of the Board and Co-Chief Executive Officer added, “Acquisitions in the U.S. continue to be a key growth strategy for us to build out our domestic footprint. In addition, we continue to seek additional growth markets for the Company as witnessed by our recent acquisition of Euro Car Parts, the largest distributor of automotive aftermarket parts in the United Kingdom.”

On a nine month year-to-date basis, revenue was $2.33 billion, an increase of 29.8% from $1.80 billion for the same nine month period of 2010. Income from continuing operations for the first nine months of 2011 was $154.1 million, as compared to $125.8 million for the nine months of 2010. Diluted earnings per share from continuing operations was $1.04 for the first nine months of 2011, as compared to $0.86 for the same nine month period of 2010.

Organic revenue growth on a nine month year-to-date basis was 12.3%. Parts and services revenue grew organically by 8.8%. Acquisition revenue growth on a nine month year-to-date basis was 17.2%.

Balance Sheet and Liquidity

As of September 30, 2011, LKQ’s balance sheet reflected cash and equivalents of $45.1 million, and the outstanding obligations under the Company’s credit facilities were $618.4 million ($243.8 million of term loans and $374.6 million of revolver borrowings). Total availability under the credit agreement at September 30, 2011 was $740.0 million, composed of $540.0 million on the revolver and $200.0 million on the delayed draw term loan. After giving effect to the October borrowing to finance the Euro Car Parts acquisition, total availability was $414.4 million.

Other Events

During the third quarter, LKQ acquired ten businesses that included three heavy duty truck businesses with locations in California, Washington, Montana and Oregon, three wholesale salvage businesses in California, Idaho and Minnesota, one automotive cooling parts distribution business in North Carolina, two self service businesses in Texas and California, and one engine remanufacturing business in Washington.

On September 30, 2011, the Company amended its March 25, 2011 credit agreement to increase the credit facility to $1.4 billion from $1.0 billion.

On October 3, 2011, the Company announced the acquisition of Euro Car Parts, the largest distributor of automotive aftermarket parts in the United Kingdom.

The Company noted that on October 10, 2011 Donald F. Flynn, Founder and Chairman of the Board of Directors, passed away. Joe Holsten has been appointed to the position of Acting Chairman.

Company Outlook

The Company also announced that it is raising guidance for income from continuing operations to $204 –$212 million from

$201 –$211 million, diluted earnings per share from continuing operations to $1.38 – $1.43 from $1.36 – $1.42 and organic growth to 7 – 8% from 6–8% for parts and services revenue. Mr. Wagman commented that “the revised guidance reflects our strong third quarter results.” Full year earnings guidance includes the projected income of Euro Car Parts from the acquisition date to year-end.

The Company left unchanged its previous guidance of approximately $195 million for cash flows from continuing operations and

$85 – $95 million in capital expenditures. The Company noted that it does not include sale of scrap or cores in its definition of parts and services revenue. Additionally, the guidance provided excludes restructuring and acquisition related expenses and any gains or losses or capital expenditures related to acquisitions or divestitures (other than capital expenditures related to the Euro Car Parts acquisition).

Quarterly Conference Call

LKQ will host a conference call and Webcast on October 27, 2011 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company’s results.

To access the investor conference call, please dial (877) 407-0315. International access to the call may be obtained by dialing (201) 689-8501. The audio webcast can be accessed via the Company’s website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account: 286 #, conference ID: 379562 #. An online replay of the audio webcast will be available on the Company’s website. Both formats of replay will be available through November 25, 2011. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket and recycled collision replacement parts and refurbished collision replacement products such as wheels, bumper covers and lights, and a leading provider of mechanical replacement parts including remanufactured engines, all in connection with the repair of automobiles and other vehicles. LKQ also has operations in the United Kingdom, Canada, Mexico and Central America. LKQ operates more than 430 facilities, offering its customers a broad range of replacement systems, components and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. and U.K. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus the pound Sterling, the Canadian dollar, the Mexican peso and the Taiwan dollar;

•	periodic adjustments to estimated contingent purchase price amounts may be charged to our income;

•	instability in regions in which we operate, such as Mexico, that can affect our supply of certain products; and

•	other risks that are described in our Form 10-K filed February 25, 2011 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue	$783,898	$607,621	$2,330,230	$1,795,818
Cost of goods sold	449,576	346,197	1,330,026	989,838

Gross margin	334,322	261,424	1,000,204	805,980
Facility and warehouse expenses	72,183	56,991	211,184	170,125
Distribution expenses	68,441	51,783	203,300	154,140
Selling, general and administrative expenses	92,986	77,671	274,142	228,437
Restructuring and acquisition related expenses	2,910	223	5,333	593
Depreciation and amortization	12,314	9,549	34,900	27,940

Operating income	85,488	65,207	271,345	224,745
Other expense (income):
Interest expense, net	4,847	7,186	15,927	21,617
Loss on debt extinguishment	—	—	5,345	—
Other expense (income), net	623	(274)	(1,480)	(573)

Total other expense, net	5,470	6,912	19,792	21,044

Income from continuing operations before provision for income taxes	80,018	58,295	251,553	203,701
Provision for income taxes	30,787	22,394	97,434	77,911

Income from continuing operations	49,231	35,901	154,119	125,790
Discontinued operations:
Income from discontinued operations, net of taxes	—	—	—	224
Gain on sale of discontinued operations, net of taxes	—	—	—	1,729

Income from discontinued operations	—	—	—	1,953

Net income	$49,231	$35,901	$154,119	$127,743

Basic earnings per share (1):
Income from continuing operations	$0.34	$0.25	$1.06	$0.88
Income from discontinued operations	0.00	0.00	0.00	0.01

Total	$0.34	$0.25	$1.06	$0.89

Diluted earnings per share (1):
Income from continuing operations	$0.33	$0.25	$1.04	$0.86
Income from discontinued operations	0.00	0.00	0.00	0.01

Total	$0.33	$0.25	$1.04	$0.88

Weighted average common shares outstanding:
Basic	146,325	143,258	145,954	142,769

Diluted	148,402	145,798	148,144	145,470

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	September 30, 2011	December 31, 2010
Assets
Current Assets:
Cash and equivalents	$45,112	$95,689
Receivables, net	231,147	191,085
Inventory	605,665	492,688
Deferred income taxes	35,184	32,506
Prepaid income taxes	3,131	10,923
Prepaid expenses and other current assets	16,351	13,985

Total Current Assets	936,590	836,876

Property and Equipment, net	371,160	331,312
Intangibles	1,192,238	1,102,275
Other Assets	38,024	29,046

Total Assets	$2,538,012	$2,299,509

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$84,496	$76,437
Accrued expenses	113,126	84,028
Deferred revenue	8,713	9,224
Current portion of long-term obligations	18,915	52,888
Liabilities of discontinued operations	2,276	2,744

Total Current Liabilities	227,526	225,321

Long-Term Obligations, Excluding Current Portion	613,691	548,066
Deferred Income Tax Liabilities	61,832	66,059
Other Noncurrent Liabilities	55,240	45,902

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 146,528,723 and 145,466,575 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	1,465	1,455
Additional paid-in capital	892,948	869,798
Retained earnings	692,649	538,530
Accumulated other comprehensive (loss) income	(7,339)	4,378

Total Stockholders’ Equity	1,579,723	1,414,161

Total Liabilities and Stockholders’ Equity	$2,538,012	$2,299,509

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Nine Months Ended
	September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$154,119	$127,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,308	30,389
Stock-based compensation expense	10,028	7,713
Excess tax benefit from share-based payments	(5,626)	(9,375)
Gain on sale of discontinued operations	—	(2,744)
Loss on debt extinguishment	5,345	—
Other	326	3
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(18,048)	(1,433)
Inventory	(51,301)	(43,818)
Prepaid income taxes/income taxes payable	12,351	14,566
Accounts payable	1,770	11,307
Other operating assets and liabilities	11,910	10,212

Net cash provided by operating activities	159,182	144,563

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(61,294)	(36,982)
Proceeds from sales of property and equipment	1,478	977
Proceeds from sale of businesses, net of cash sold	—	11,992
Cash used in acquisitions, net of cash acquired	(180,512)	(70,281)

Net cash used in investing activities	(240,328)	(94,294)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,506	8,725
Excess tax benefit from share-based payments	5,626	9,375
Debt issuance costs	(10,816)	—
Borrowings under revolving credit facility	526,753	—
Repayments under revolving credit facility	(149,328)	—
Borrowings under term loan	250,000	—
Repayments under term loans	(597,339)	(7,476)
Repayments of other long-term debt	(1,680)	(1,348)

Net cash provided by financing activities	30,722	9,276

Effect of exchange rate changes on cash and equivalents	(153)	227

Net (decrease) increase in cash and equivalents	(50,577)	59,772

Cash and equivalents, beginning of period	95,689	108,906

Cash and equivalents, end of period	$45,112	$168,678

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended September 30,
	2011		2010
Operating Highlights		% of Revenue		% of Revenue	Change	% Change
Revenue	$783,898	100.0%	$607,621	100.0%	$176,277	29.0%
Cost of goods sold	449,576	57.4%	346,197	57.0%	103,379	29.9%

Gross margin	334,322	42.6%	261,424	43.0%	72,898	27.9%
Facility and warehouse expenses	72,183	9.2%	56,991	9.4%	15,192	26.7%
Distribution expenses	68,441	8.7%	51,783	8.5%	16,658	32.2%
Selling, general and administrative expenses	92,986	11.9%	77,671	12.8%	15,315	19.7%
Restructuring and acquisition related expenses	2,910	0.4%	223	0.0%	2,687	n/m
Depreciation and amortization	12,314	1.6%	9,549	1.6%	2,765	29.0%

Operating income	85,488	10.9%	65,207	10.7%	20,281	31.1%

Other expense (income):
Interest expense, net	4,847	0.6%	7,186	1.2%	(2,339)	-32.5%
Loss on debt extinguishment	—	0.0%	—	0.0%	—	n/m
Other expense (income), net	623	0.1%	(274)	0.0%	897	n/m

Total other expense, net	5,470	0.7%	6,912	1.1%	(1,442)	-20.9%

Income from continuing operations before provision for income taxes	80,018	10.2%	58,295	9.6%	21,723	37.3%
Provision for income taxes	30,787	3.9%	22,394	3.7%	8,393	37.5%

Income from continuing operations	49,231	6.3%	35,901	5.9%	13,330	37.1%
Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m
Gain on sale of discontinued operations, net of taxes	—	0.0%	—	0.0%	—	n/m

Income from discontinued operations	—	0.0%	—	0.0%	—	n/m

Net income	$49,231	6.3%	$35,901	5.9%	$13,330	37.1%

Basic earnings per share (1):
Income from continuing operations	$0.34		$0.25		$0.09	36.0%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.34		$0.25		$0.09	36.0%

Diluted earnings per share (1):
Income from continuing operations	$0.33		$0.25		$0.08	32.0%
Income from discontinued operations	0.00		0.00		0.00	n/m

Total	$0.33		$0.25		$0.08	32.0%

Weighted average common shares outstanding:
Basic	146,325		143,258		3,067	2.1%

Diluted	148,402		145,798		2,604	1.8%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Nine Months Ended September 30,
Operating Highlights	2011		2010
		% of Revenue		% of Revenue	Change	% Change
Revenue	$2,330,230	100.0%	$1,795,818	100.0%	$534,412	29.8%
Cost of goods sold	1,330,026	57.1%	989,838	55.1%	340,188	34.4%

Gross margin	1,000,204	42.9%	805,980	44.9%	194,224	24.1%
Facility and warehouse expenses	211,184	9.1%	170,125	9.5%	41,059	24.1%
Distribution expenses	203,300	8.7%	154,140	8.6%	49,160	31.9%
Selling, general and administrative expenses	274,142	11.8%	228,437	12.7%	45,705	20.0%
Restructuring and acquisition related expenses	5,333	0.2%	593	0.0%	4,740	799.3%
Depreciation and amortization	34,900	1.5%	27,940	1.6%	6,960	24.9%

Operating income	271,345	11.6%	224,745	12.5%	46,600	20.7%
Other expense (income):
Interest expense, net	15,927	0.7%	21,617	1.2%	(5,690)	-26.3%
Loss on debt extinguishment	5,345	0.2%	—	0.0%	5,345	n/m
Other expense (income), net	(1,480)	-0.1%	(573)	0.0%	(907)	n/m

Total other expense, net	19,792	0.8%	21,044	1.2%	(1,252)	-5.9%

Income from continuing operations before provision for income taxes	251,553	10.8%	203,701	11.3%	47,852	23.5%
Provision for income taxes	97,434	4.2%	77,911	4.3%	19,523	25.1%

Income from continuing operations	154,119	6.6%	125,790	7.0%	28,329	22.5%
Discontinued operations:
Income from discontinued operations, net of taxes	—	0.0%	224	0.0%	(224)	-100.0%
Gain on sale of discontinued operations, net of taxes	—	0.0%	1,729	0.1%	(1,729)	-100.0%

Income from discontinued operations	—	0.0%	1,953	0.1%	(1,953)	-100.0%

Net income	$154,119	6.6%	$127,743	7.1%	$26,376	20.6%

Basic earnings per share (1):
Income from continuing operations	$1.06		$0.88		$0.18	20.5%
Income from discontinued operations	0.00		0.01		(0.01)	-100.0%

Total	$1.06		$0.89		$0.17	19.1%

Diluted earnings per share (1):
Income from continuing operations	$1.04		$0.86		$0.18	20.9%
Income from discontinued operations	0.00		0.01		(0.01)	-100.0%

Total	$1.04		$0.88		$0.16	18.2%

Weighted average common shares outstanding:
Basic	145,954		142,769		3,185	2.2%

Diluted	148,144		145,470		2,674	1.8%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles income from continuing operations to EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(In thousands)
Income from continuing operations	$49,231	$35,901	$154,119	$125,790
Depreciation and amortization	13,511	10,378	38,308	30,389
Interest expense, net	4,847	7,186	15,927	21,617
Loss on debt extinguishment (1)	—	—	5,345	—
Provision for income taxes	30,787	22,394	97,434	77,911

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$98,376	$75,859	$311,133	$255,707

EBITDA as a percentage of revenue	12.5%	12.5%	13.4%	14.2%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited tables compare certain revenue categories:

	Three Months Ended September 30,
	2011	2010	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$365,569	$291,607	$73,962	25.4%
Recycled, remanufactured and related products and services	284,660	228,797	55,863	24.4%

Parts and services	650,229	520,404	129,825	24.9%
Other	133,669	87,217	46,452	53.3%

Total	$783,898	$607,621	$176,277	29.0%

Revenue changes by category for the three months ended September 30, 2011 vs. 2010:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	18.3%	6.9%	0.2%	25.4%
Recycled, remanufactured and related products and services	15.7%	8.4%	0.3%	24.4%
Parts and services	17.1%	7.6%	0.3%	24.9%
Other	20.7%	32.5%	0.1%	53.3%
Total	17.6%	11.1%	0.2%	29.0%

	Nine Months Ended September 30,
	2011	2010	Change	% Change
	(In thousands)
Included in Unaudited Consolidated Condensed Statements of Income of LKQ Corporation
Aftermarket, other new and refurbished products	$1,102,887	$894,251	$208,636	23.3%
Recycled, remanufactured and related products and services	830,142	658,179	171,963	26.1%

Parts and services	1,933,029	1,552,430	380,599	24.5%
Other	397,201	243,388	153,813	63.2%

Total	$2,330,230	$1,795,818	$534,412	29.8%

Revenue changes by category for the nine months ended September 30, 2011 vs. 2010:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
Aftermarket, other new and refurbished products	15.3%	7.8%	0.2%	23.3%
Recycled, remanufactured and related products and services	15.7%	10.1%	0.3%	26.1%
Parts and services	15.5%	8.8%	0.2%	24.5%
Other	28.0%	35.1%	0.1%	63.2%
Total	17.2%	12.3%	0.2%	29.8%